Exhibit 10.3

FIRST AMENDMENT
to the
Dover Corporation
Executive Officer Annual Incentive Plan
(As Amended and Restated Effective January 1, 2009)

WHEREAS, Dover Corporation has heretofore adopted the Dover Corporation Executive Officer Annual Incentive Plan, as amended and restated effective January 1, 2009 (the "Plan"); and

WHEREAS, the Compensation Committee of the Board of Directors of Dover Corporation deems it advisable to amend the Plan in the manner set forth herein.

NOW, THEREFORE, by virtue and in exercise of the power granted to the Compensation Committee under Section 9(a) of the Plan, the Plan is hereby amended by adding the following new Section 10 of the Plan effective as of the date below written:

"10. Clawback Policy. All Awards shall be subject to such clawback requirements and policies as may be required by applicable laws or Company policies as in effect from time to time."

IN WITNESS WHEREOF, the Board has caused this amendment to be executed by a duly authorized officer of Dover Corporation, this 7th day of November, 2019.

Dover Corporation

By: /s/ Ivonne M. Cabrera
Its: Senior Vice President, General Counsel
and Secretary